July 17, 2006

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re: AMERCO Definitive Proxy Statement

Ladies and Gentlemen:

Pursuant to Rule 14a-6(b), promulgated pursuant to the Exchange Act, as amended, I have attached for filing, on behalf of AMERCO, a Nevada corporation (the “Company”), the definitive Proxy Statement relating to the Company’s 2006 Annual Meeting of Stockholders to be held on August 25, 2006. The Company intends to release definitive proxy materials to the Company’s stockholders on or after July 17, 2006.

If you have any questions, please contact me at (602) 263-6788.

Sincerely,

AMERCO

/s/ Jennifer M. Settles

Jennifer M. Settles
Secretary

Enclosure

UNITED STATES SECURITIES
AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934    (Amendment No. ______)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement

☐ Confidential, for Use of the
Commission Only (as permitted
by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

AMERCO
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)  Title of each class of securities to which transaction applies:

2)  Aggregate number of securities to which transaction applies:

3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)  Proposed maximum aggregate value of transaction:

5)  Total fee paid:

☐ Fee paid previously with preliminary materials:

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount previously paid:

2)  Form, Schedule or Registration Statement No.:

3)  Filing Party:

4)  Date Filed:

1325 AIRMOTIVE WAY, SUITE 100
RENO, NEVADA 89502-3239

NOTICE AND PROXY STATEMENT*
FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FRIDAY, AUGUST 25, 2006

TO THE STOCKHOLDERS:

The 2006 Annual Meeting of the Stockholders of AMERCO (the “Company”) will be held at the Airport Plaza Hotel, 1981 Terminal Way, Reno, Nevada 89502, on Friday, August 25, 2006, at 11:00 a.m. (local time) to (1) elect two Class IV Directors to serve until the 2010 Annual Meeting of Stockholders; and (2) consider and act upon any other business that may properly come before the meeting or any adjournment(s) thereof.

The Board of Directors has fixed the close of business on June 26, 2006 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting or any adjournment(s) thereof.

A copy of the Company’s Annual Report for the year ended March 31, 2006 is enclosed, but is not deemed to be part of the official proxy soliciting materials.

Please take this opportunity to participate in the affairs of the Company by voting on the business to come before the meeting. Subject to applicable law, if any other matters properly come before the meeting, the person named in the enclosed proxy will vote thereon in accordance with his judgment. The Company’s management cordially invites you to attend the meeting; however, returning the accompanying proxy card does not deprive you of your right to attend the meeting and to vote your shares in person. In fairness to all stockholders, and in the interest of an orderly meeting, we ask all stockholders attending the meeting to observe the annual meeting procedures attached hereto as Exhibit A.

By order of the Board of Directors,

Jennifer M. Settles
Secretary

STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE, AND PROMPTLY MAIL THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND DESIRE TO WITHDRAW YOUR PROXY, YOU MAY VOTE IN PERSON AND YOUR PROXY WILL BE WITHDRAWN, PURSUANT TO THE PROCEDURES DESCRIBED IN THE PROXY STATEMENT. YOUR PROMPT RESPONSE WILL BE APPRECIATED.

*Approximate date of mailing to stockholders: July 17, 2006

PROXY STATEMENT

2006 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 25, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of AMERCO, a Nevada corporation (the “Company”), for use at the 2006 Annual Meeting of Stockholders to be held on Friday, August 25, 2006 at 11:00 a.m. (local time) at the Airport Plaza Hotel, 1981 Terminal Way, Reno, Nevada 89502 (the “Meeting”), and at any adjournment or adjournments thereof. The AMERCO Board of Directors is soliciting proxies.

Only stockholders of record at the close of business on June 26, 2006 (the “Record Date”) are entitled to notice of and to vote at the Meeting. At the close of business on the Record Date, the Company had outstanding 21,284,604 shares of its Common Stock, $0.25 par value (“Common Stock”).

One-third of the outstanding shares entitled to vote and to be represented in person or by proxy at the Meeting will constitute a quorum for the conduct of business. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as un-voted for purposes of determining the approval of any matter submitted to the stockholders for a vote. Except as otherwise stated herein, provided a quorum is present, the affirmative vote of the holders of a majority of the shares entitled to vote on the matter is required to approve any matter.

Each stockholder is entitled to one vote per share of Common Stock for the election of directors and on all other matters that may properly be brought before the Meeting. If the accompanying proxy is signed and returned, the shares represented thereby will be voted in accordance with any directions on the proxy. If a proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted for the director nominees named herein. Any stockholder giving the enclosed form of proxy may revoke it at any time before it is voted at the Meeting by filing with the Secretary of the Company a document revoking the proxy or by submitting a proxy bearing a later date. The revocation of the proxy will not affect any vote taken prior to such revocation. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about July 17, 2006.

The solicitation of all proxies will be made primarily by mail and the cost of such solicitation will be borne by the Company. The Company will reimburse fiduciaries, nominees, and others for their out-of-pocket expenses in forwarding proxy materials to beneficial owners. Proxies may be solicited by telephone, e-mail, telegraph, facsimile transmission, and in person by employees of the Company.

Subject to applicable law, if any other matters properly come before the Meeting, the person named in the enclosed proxy will vote thereon in accordance with his judgment.

ELECTION OF DIRECTORS

The Company’s Board of Directors consists of eight directors. The Company’s Restated Articles of Incorporation and Bylaws both provide for the division of the Board of Directors into four classes, designated Class I, Class II, Class III, and Class IV. Subject to applicable law, each class shall consist, as nearly as may be possible, of one-fourth of the total number of directors constituting the entire Board of Directors. The term of each directorship is four years and the terms of the four classes are staggered in a manner so that in most cases only one class is elected by the stockholders annually.

At the Meeting, two Class IV directors will be elected to serve until the 2010 Annual Meeting of Stockholders. It is the intention of the individual named in the enclosed form of proxy to vote for the two nominees named below unless instructed to the contrary. However, if any nominee named herein becomes unavailable to serve at the time of election (which is not anticipated), and, as a consequence, other nominees are designated, the person named in the proxy or other substitutes shall have the discretion or authority to vote or refrain from voting in accordance with his judgment with respect to other nominees. The two Class IV nominees receiving the largest number of votes in favor of their election will be elected as Class IV directors.

Directors are elected by a plurality of the shares represented at the meeting, in person or by proxy, and entitled to vote at the Annual Meeting, provided that a quorum is present. Votes may be cast FOR all nominees, WITHHOLD for all nominees, or WITHHOLD as to specific nominees. The two Class IV nominees who receive the greatest number of votes cast FOR the election of such nominees shall be elected as directors. As a result, any vote other than a vote FOR the nominee will have the practical effect of voting AGAINST the nominee. An abstention will have the same effect as voting WITHHELD for election of directors.

Nominees For Election As Class IV Directors

The independent directors have approved the nomination of the following individuals to serve until the 2010 Annual Meeting:

William E. Carty
Charles J. Bayer

WILLIAM E. CARTY, 79, has served as a Director of the Company since 1987 and as a Director of U-Haul since 1986. He has been associated with the Company since 1946. He has served in various executive positions in most areas of the Company. Mr. Carty retired from the Company in 1987.

CHARLES J. BAYER, 66, has served as a Director of the Company since 1990 and has been associated with the Company since 1967. He has served in various executive positions and served as President of Amerco Real Estate Company until his retirement in October 2000.

Directors Continuing In Office

Class	Name	Term expires
Class I	John P. Brogan	2007
Class I	Daniel R. Mullen	2007
Class II	Edward J. Shoen	2008
Class II	M. Frank Lyons	2008
Class III	John M. Dodds	2009
Class III	James P. Shoen	2009

JOHN P. BROGAN, 62, has served as a Director of the Company since August 1998 and has served as the Chairman of Muench-Kreuzer Candle Company since 1980. He has been involved with various companies including a seven-year association with Alamo Rent-A-Car that ended in 1986.

DANIEL R. MULLEN, 65, was appointed to be a Director by the Board on February 23, 2005 to fill the vacancy created by the resignation of James J. Grogan and was elected by the shareholders at our 2005 annual meeting. Mr. Mullen has served as a member of the Advisory Board since 2004 and a member of the Board of U-Haul since December, 2004. He has served as Director and President of Continental Leasing Co. since 1970. He was Vice President and Treasurer of Talley Industries, Inc., a multi-industry conglomerate from 1982 to 1998. Mr. Mullen was associated with the Company from 1968 to 1982.

EDWARD J. SHOEN, 57, has served as a Director and Chairman of the Board of the Company since 1986, as President since 1987, as a Director of U-Haul since 1990, and as the President of U-Haul since 1991. Mr. Shoen has been associated with the Company since 1971.

M. FRANK LYONS, 70, has served as a Director of the Company since 2002. Mr. Lyons served in various positions with the Company from 1959 until 1991, including 25 years as the President of Warrington Manufacturing. From 1991 until his retirement in 2000 he was President of Evergreen Realty, Inc.

JOHN M. DODDS, 69, has served as a Director of the Company since 1987 and Director of U-Haul since 1990. Mr. Dodds has been associated with the Company since 1963. He served in regional field operations until 1986 and served in national field operations until 1994. Mr. Dodds retired from the Company in 1994.

JAMES P. SHOEN, 46, has served as a director of the Company since 1986 and was Vice President of the Company from 1989 to November 2000. Mr. Shoen has been associated with the Company since 1976. He served from 1990 to November 2000 as Executive Vice President of U-Haul. He is currently Vice President of U-Haul Business Consultants, a subsidiary of the Company.

“Controlled Company” Status and Director Independence

We are a “controlled company” as defined under the NASDAQ Marketplace Rules because more than 50% of our voting power is held by Edward J. Shoen, Mark V. Shoen, James P. Shoen, certain of their controlled entities, Rosemarie T. Donovan, as Trustee of the Shoen Irrevocable Trusts dated November 2, 1998 and Southwest Fiduciary, Inc., as Trustee of the “C” Irrevocable Trusts dated December 20, 1982 under a Stockholder Agreement entered into on June 30, 2006. Please see “Security Ownership of Certain Beneficial Owners and Management” below. As a result of being a “controlled company”, we are not subject to certain NASDAQ requirements that would otherwise require us to have (i) a majority of independent directors on the Board; (ii) a compensation committee composed solely of independent directors; (iii) a nominating committee composed solely of independent directors; (iv) compensation of our executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors; and (v) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors. Nevertheless, the Independent Governance Committee has evaluated each director’s independence. In order to be considered independent, a director cannot be an officer or employee of the Company or its subsidiaries or any other person that in the opinion of the Board of Directors has a relationship with the Company which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Based on its evaluation, the Independent Governance Committee has recommended to the Board of Directors that Daniel R. Mullen, M. Frank Lyons, John M. Dodds, William E. Carty, Charles J. Bayer, and John P. Brogan are independent. The full Board of Directors, based in part on the recommendation of the Independent Governance Committee, has determined that the directors listed in this paragraph are independent pursuant to NASDAQ’s independence requirements.

OTHER INFORMATION REGARDING THE BOARD OF DIRECTORS

The full Board of Directors of the Company met seven times during the fiscal year ended March 31, 2006. Each director attended at least 75% of the meetings of the full Board of Directors and of the committees on which he served. The independent directors met in executive session without management present as part of each regularly scheduled Board meeting.

Directors are encouraged to attend annual meetings of stockholders. All directors attended our 2005 annual meeting, which was held on August 26, 2005.

The annual fee for all services as a director of the Company is $50,000. Audit Committee members receive a $50,000 annual fee, Executive Finance Committee and Compensation Committee members receive a $20,000 annual fee, and Independent Governance Committee members receive a $50,000 annual fee. These amounts are paid in equal monthly installments.

The Board of Directors has appointed the following standing committees: Audit Committee, Compensation Committee, Executive Finance Committee, and Independent Governance Committee. The Company does not have a nominating committee. Currently, the responsibility for director nominations is vested in the independent members of the board, but as a “controlled company” the Company is not required to do so under NASDAQ rules. The Board does not believe that a nominating committee is necessary because every independent director (as determined by NASDAQ’s rules) participates in the nominating process. The Board of Directors has adopted a resolution addressing the nominations process and related matters; however, the Board may, in the future, choose to change its director nomination policy, including its policy related to stockholder nomination of directors. Our process is described in this Proxy Statement under the heading “Director Nomination Process.” Listed below are a summary of the Company’s four committees and the membership of those committees.

Audit Committee. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities as to financial reporting, audit functions and risk management. The Audit Committee monitors the financial information that is provided to stockholders and others, the independence and performance of the Company’s independent auditors and internal audit department and the systems of internal control established by management and the Board of Directors. The Audit Committee operates pursuant to a written charter approved by the Board of Directors. The Audit Committee is comprised of John P. Brogan, Charles J. Bayer, John M. Dodds and Daniel R. Mullen and met six times during the fiscal year ended March 31, 2006. Messrs. Brogan, Bayer, Dodds and Mullen are each considered “independent” pursuant to the NASDAQ listing standards and the rules of the Securities and Exchange Commission. The Board of Directors has determined that each member meets the applicable requirements of audit committee members under NASDAQ listing standards, and each member has been determined by the Board to meet the qualifications of an “audit committee financial expert.” Mr. Brogan is designated the Audit Committee “financial expert” as defined by the rules of the Securities and Exchange Commission. Shareholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Brogan’s experience and understanding with respect to certain accounting and auditing matters. The designation does not imposed on Mr. Brogan any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

Executive Finance Committee. The Executive Finance Committee is authorized to act on behalf of the Board of Directors in approving any transaction involving the finances of the Company. The Committee has the authority to give final approval for the borrowing of funds on behalf of the Company without further action or approval of the Board of Directors. The Executive Finance Committee is comprised of Edward J. Shoen, John P. Brogan and Charles J. Bayer. Although this committee did not meet in person during the fiscal year ended March 31, 2006, it acted by unanimous written consent on approximately 22 occasions.

Compensation Committee. The Compensation Committee reviews the Company’s executive compensation plans and policies, including benefits and incentives, to ensure that they are consistent with the goals and objectives of the Company. The Committee reviews and makes recommendations to the Board of Directors regarding management recommendations for changes in executive compensation and monitors management plans and programs for the retention, motivation and development of senior management. The Compensation Committee met one time during the fiscal year ending March 31, 2006.

Independent Governance Committee. In 2003, the Company’s Board of Directors approved the formation of an Independent Governance Committee. The Independent Governance Committee is chaired by John P. Brogan. Thomas W. Hayes, the former State Treasurer of California, and Paul A. Bible, the president and a partner in the Reno-based law firm of Bible Mousel P.C., are also members of this committee. Neither Mr. Hayes nor Mr. Bible is a member of the Company’s Board of Directors. The Independent Governance Committee monitors and evaluates the Company’s corporate governance principles and standards and proposes to the Board any modifications which are deemed appropriate for sound corporate governance. The committee may review other matters as referred to it by the Board. The committee has the authority to, and a budget from which to, retain professionals. Committee membership is for a term of one year and each member is determined by the Board to be free of any relationship that would interfere with his exercise of independent judgment as member of this committee.  The Independent Governance Committee met two times during the fiscal year ending March 31, 2006.

Mr. Hayes was President of Metropolitan West Financial Inc, a diversified financial management company with over $60 billion in managed funds. He has also served as the State Treasurer of California, California’s Director of Finance, and was responsible for overseeing the successful restructuring of Orange County’s investment pool, following that county’s Chapter 11 filing.

Mr. Bible currently serves as the Chairman of the Compliance Committee for H Group Holding, Inc., the holding company of Hyatt Corporation. He also serves as Chairman of the Compliance Committee for Jacobs Entertainment, Inc., the holding company of Black Hawk Gaming & Development Company, Inc. He is the former Chairman of the Board of Trustees of the University of Nevada, Reno Foundation, and is the former Chairman of the Nevada Gaming Commission.

Advisory Board Members. In addition to the four committees described above, in 2003, the Board of Directors authorized the inclusion of “advisory” Board members. Advisory Board members do not officially vote, but are given full and complete access to the affairs of the Board, including all meetings and votes of the Board and are treated in all other respects as a Board member. The Board has authorized up to two advisory Board members who shall serve at the will of the Board.

In 2003, the Board of Directors appointed Michael L. Gallagher as a member of the Advisory Board. Mr. Gallagher is Chairman Emeritus of the law firm Gallagher & Kennedy. Mr. Gallagher is also a director of Pinnacle West Capital Corporation and the Omaha World Herald Company.

In 2005, the Board appointed Barbara Smith-Campbell as a second Advisory Board member. Ms. Smith-Campbell is President of Consensus LLC. Prior to starting Consensus, Ms. Smith-Campbell served as the Chairman of the Board for the State of Nevada Tax Commission and Vice President of Finance for MGM Grand Resorts Development. Ms. Smith-Campbell is also a Trustee for the Donald W. Reynolds Foundation and previously served as Chairwoman of the Audit Committee for the Federal Home Loan Bank of San Francisco.

See “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Transactions” for additional information relating to the directors.

DIRECTOR NOMINATION PROCESS

Director Qualifications. Persons nominated to the Board should have personal integrity and high ethical character. Candidates should not have any interests that would materially impair his or her ability to exercise independent judgment or otherwise discharge the fiduciary duties owed by a director to the Company and its stockholders. Candidates must be able to represent fairly and equally all stockholders of the Company without favoring any particular stockholder group or other constituency of the Company and must be prepared to devote adequate time to the Board and its committees. In selecting nominees for director, the Board will assure that:

•     at least three of the directors satisfy the financial literacy requirements required for service on the Audit Committee; and

•     at least one of the directors qualifies as an audit committee financial expert under the rules of the Securities and Exchange Commission.

Identifying Director Candidates. The Board utilizes a variety of methods for identifying and evaluating nominees to serve as directors. The Board has a policy of re-nominating incumbent directors who continue to satisfy the Board’s criteria for membership and whom the independent directors believe continue to make important contributions to the Board and who consent to continue their service on the Board.

In filing vacancies of the Board, the independent directors will solicit recommendations for nominees from the persons the independent directors believe are likely to be familiar with (i) the needs of the Company and (ii) qualified candidates. These persons may include members of the Board and management of the Company. The independent directors may also engage a professional search firm to assist in identifying qualified candidates.

In evaluating potential nominees, the independent directors will oversee the collection of information concerning the background and qualifications of the candidate and determine whether the candidate satisfies the minimum qualifications required by the Board for election as director and whether the candidate possesses any of the specific skills or qualities that under the Board’s policies must be possessed by one or more members of the Board.

The independent directors may interview any proposed candidate and may solicit the views about the candidate’s qualifications and suitability from the Company’s chief executive officer and other senior members of management.

The independent directors will make their selections based on all the available information and relevant considerations. The independent directors’ selection will be based on who, in the view of the independent directors, will be best suited for membership on the Board.

In making its selection, the independent directors will evaluate candidates proposed by stockholders under criteria similar to other candidates, except that the independent directors may consider, as one of the factors in their evaluation, the size and duration of the interest of the recommending stockholder in the stock of the Company. The independent directors may also consider the extent to which the recommending stockholder intends to continue to hold its interest in the Company, including whether the recommending stockholder intends to continue holding its interest at least through the time of the meeting at which the candidate is to be elected.

Stockholder Nominees. The policy of the Board of Directors is to consider properly submitted stockholder recommendations for candidates for membership on the Board of Directors as described below. The evaluation process for such nominations is overseen by our independent directors. In evaluating such nominations, the independent directors seek to achieve qualified directors that can represent fairly and equally all stockholders of the Company and based on the membership qualifications and criteria described above. Any stockholder nominations for consideration by the independent directors should be mailed or delivered to the Company’s Secretary at 2727 N. Central Avenue, Phoenix, Arizona 85004. The recommendation must be accompanied by the following information about the stockholder:

•      the stockholder’s name and address, including telephone number;

•     the number of shares of the Company’s stock owned by the recommending stockholder and the time period for which such shares have been held;

•     if the recommending stockholder is not a shareholder of record, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the stockholder and a statement from the recommending stockholder of the length of time the that the shares have been held; and

•     a statement from the stockholder as to whether the stockholder has a good faith intention to continue to hold the reported shares through the date of the next annual meeting at which the candidate would be elected.

If the recommendation is submitted by a group of two or more stockholders, the above information must be submitted with respect to each stockholder in the group. The recommendation must be received by the Company not later than 120 days prior to the first anniversary of the date of the proxy statement for the prior annual meeting, except in the event that the date of the annual meeting for the current year is moved more than 30 days from the anniversary date of the annual meeting for the prior year, the submission will be considered timely if it is submitted a reasonable time in advance of the mailing of the Company’s proxy statement for the annual meeting for the current year. The recommendation must be accompanied by a consent of the proposed nominee to be interviewed by the independent directors and other Board members and to serve as director of the Company.

The recommendation must also contain information about the proposed nominee, including:

•     the proposed nominee’s name and address;

•     the information required by Items 401, 403 and 404 of SEC Regulation S-K (generally providing for disclosure of arrangements or understandings regarding the nomination, the business experience of the proposed nominee, legal proceedings involving the proposed nominee, the proposed nominee’s ownership of securities of the Company, and transactions and relationships between the proposed nominee and the Company);

•     a description of all relationships between the proposed nominee and any of the Company’s competitors, customers, suppliers, labor unions or other persons with special interests regarding the Company;

•     the qualifications of the proposed nominee;

•     a statement from the recommending stockholder that in his or her view, the nominee, if elected, would represent all the stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of the Company.

The Secretary will forward all recommendations to the independent directors. The acceptance of a recommendation from a stockholder does not imply that the independent directors will recommend to the Board of Directors the nomination of the stockholder recommended candidate. In addition, the Company’s Bylaws permit stockholders to nominate directors at an annual meeting and nothing in the above procedures is intended to conflict with the provisions of our Bylaws governing nominations by stockholders.

This information contained in this proxy about our nominations process is just a summary. A complete copy of the policies and procedures with respect to stockholder director nominations can be obtained from the Company, free of charge, by writing to our Secretary at the address listed above.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Interested persons may communicate with the Board of Directors by writing to our Secretary at 2727 N. Central Avenue, Phoenix, Arizona 85004. All such communications, or summaries thereof, will be relayed to the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

To the best of the Company’s knowledge, the following table lists, as of June 30, 2006 the beneficial ownership of the Company’s equity securities of (1) each director and director nominee of the Company, (2) our current chief executive officer and the four most highly compensated executive officers who were serving as executive officers at the end of the fiscal year (the “Named Executive Officers”) and (3) all directors and executive officers of the Company as a group. The table also lists those persons who beneficially own more than five percent (5%) of the Company’s Common Stock.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Class
Edward J. Shoen (2)	10,642,388	50.0004
Chairman of the Board, President,
Director
2727 N. Central Avenue
Phoenix, Arizona 85004
Mark V. Shoen (1)(2)	10,642,388	50.0004
President, U-Haul Phoenix Operations
2727 N. Central Avenue
Phoenix, Arizona 85004
James P. Shoen (1)(2)	10,642,388	50.0004
Director
1325 Airmotive Way, Suite 100
Reno, Nevada 89502
Rosemarie T. Donovan, as Trustee of the Shoen Irrevocable Trusts dated November 2, 1998(2)	10,642,388	50.0004
6015 S. Virginia St., E#473
Reno, NV 89502
Southwest Fiduciary, Inc., as Trustee under the “C” Irrevocable Trusts dated December 20, 1982 (2)	10,642,388	50.0004
7147 N. 59th Ave.
Glendale, AZ 85301
John M. Dodds	-	-
Director
2727 N. Central Avenue
Phoenix, Arizona 85004
William E. Carty(1)	-	-
Director and Director Nominee
2727 N. Central Avenue
Phoenix, Arizona 85004
Charles J. Bayer	2,186	**
Director and Director Nominee
2727 N. Central Avenue
Phoenix, Arizona 85004

John P. Brogan	6,000	**
Director
2727 N. Central Avenue
Phoenix, Arizona 85004
M. Frank Lyons	300	**
Director
2727 N. Central Avenue
Phoenix, Arizona 85004
Daniel R. Mullen	4,000	**
Director
2727 N. Central Avenue
Phoenix, Arizona 85004
Gary B. Horton	2,896	**
Treasurer of AMERCO and Assistant Treasurer of U-Haul
1325 Airmotive Way, Suite 100 Reno, Nevada 89502
John C. Taylor	1,662	**
Executive Vice President of U-Haul
2727 N. Central Avenue
Phoenix, AZ 85004
Atticus Capital, L.L.C.(3)	1,178,160	5.5
152 West 57th Street, 45th Floor
New York, N.Y. 10019
Sophia M. Shoen	1,196,669	5.6
5104 N. 32nd Street
Phoenix, Arizona 85018
The ESOP Trust(4)	2,003,212	9.4
2727 N. Central Avenue
Phoenix, Arizona 85004
Executive Officers and Directors as a group (19 persons) (5)	10,671,580	50.1
**The percentage of the referenced class beneficially owned is less than one percent.

(1)
Mark V. Shoen, James P. Shoen, and William E. Carty also beneficially own 16,300 shares (0.26 percent), 25,545 shares (0.40 percent), and 12,000 shares (0.19 percent) of the Company’s Series A 8½% Preferred Stock, respectively. The executive officers and directors as a group beneficially own 53,845 shares (0.88 percent) of the Company’s Series A 8½% Preferred Stock.

(2)
This number includes beneficial ownership of shares attributed to a Stockholder Agreement dated June 30, 2006, and includes shares beneficially owned by Edward J. Shoen (3,487,885); Mark V. Shoen (3,429,610); James P. Shoen (2,050,170); Rosemarie T. Donovan, as Trustee of the Shoen Irrevocable Trusts dated November 2, 1998 (250,250); and Southwest Fiduciary, Inc., as Trustee of the “C” Irrevocable Trusts dated December 20, 1982 (1,424,473).

(3)	Share data based on information in Amendment No. 1 to Schedule 13G filed on February 14, 2006 with the SEC by Atticus Management LLC and Timothy R. Barakett. As of December 31, 2005,

the amended Schedule 13G indicates that the reporting person had voting and dispositive power as to 1,178,160 shares.

(4)
The complete name of the ESOP Trust is the ESOP Trust Fund for the AMERCO Employee Savings and Employee Stock Ownership Trust. The ESOP Trustee, which consists of three individuals without a past or present employment history or business relationship with the Company, is appointed by the Company’s Board of Directors. Under the ESOP, each participant (or such participant’s beneficiary) in the ESOP directs the ESOP Trustee with respect to the voting of all Common Stock allocated to the participant’s account. All shares in the ESOP Trust not allocated to participants are voted by the ESOP Trustee. As of March 31, 2006, of the 2,003,212 shares of Common Stock held by the ESOP Trust, 1,433,993 shares were allocated to participants and 569,219 shares remained unallocated. The number of shares reported as beneficially owned by Edward J. Shoen, Mark V. Shoen, James P. Shoen, and Sophia M. Shoen include Common Stock held directly by those individuals and 4,204; 3,929; 3,856; and 197 shares of Common Stock, respectively, allocated by the ESOP Trust to those individuals. Those shares are also included in the number of shares held by the ESOP Trust.

(5)	The 10,671,580 shares includes the shares beneficially owned by directors and officers as a result of the Stockholder Agreement discussed in footnote 2 above.

To the best of the Company’s knowledge, there are no arrangements giving any stockholder the right to acquire the beneficial ownership of any shares owned by any other stockholder.

EXECUTIVE COMPENSATION

The following Summary Compensation Table shows the annual compensation paid to the Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	All Other Compensation ($) (2)
Edward J. Shoen	2006	755,034	-	6,027
Chairman and President	2005	726,157	-	3,673
of AMERCO and U-Haul	2004	547,307	3,000	1,987

Gary B. Horton	2006	261,878	500,000	6,027
Treasurer	2005	253,126	3,500	3,673
of AMERCO	2004	242,309	46,380	1,987

Mark V. Shoen	2006	623,077	-	6,027
President of U-Haul	2005	646,154	3,000	3,673
Phoenix Operations	2004	623,076	3,000	1,987

James P. Shoen	2006	615,962	-	6,027
Vice President	2005	636,923	-	3,673
of U-Haul Business Consultants	2004	237,503	3,000	1,987

John (JT) Taylor	2006	234,135	200,000	6,027
Executive Vice President	2005	248,846	-	3,673
of U-Haul International	2004	243,654	3,000	1,987

(1) Includes annual fees paid to Directors of the Company and U-Haul.

(2) Represents the value of Common Stock allocated under the AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan.

BOARD REPORT ON EXECUTIVE COMPENSATION

It is the duty of the Compensation Committee to review and determine the salary and bonus of the Company's Chairman of the Board and President, and to establish the general compensation policies for the Company's executive officers. The Compensation Committee reviewed and determined the amount of compensation paid to the Chairman of the Board and President for fiscal 2006. The determination was subjective and not subject to a specific criteria. Although the Compensation Committee had primary authority with respect to compensation decisions for the Company's other executive officers during fiscal 2006, the Chairman of the Board and President has significant input on these decisions with the counsel of individual Board members, subject to the ability of the Compensation Committee or the full Board to revise or override these decisions. Executive compensation was set at levels designed to retain the Company's executive officers and was based on subjective factors such as the perception of each officer's performance and changes in functional responsibility. The Company has not entered into employment agreements with any of its executive officers. In addition to its involvement in executive compensation matters as described above, the Board of Directors determines the amount, if any, of the Company’s contribution pursuant to the AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan.

John P. Brogan	John M. Dodds

Pursuant to Item 402(a)(9) of Regulation S-K promulgated by the Commission, neither this “Board Report on Executive Compensation” nor the material set forth in the section entitled “Performance Graph” shall be deemed to be filed with the Commission for purposes of the Exchange Act, nor shall such report or such material be deemed to be incorporated by reference in any past or future filing by the Company under the Exchange Act or the Securities Act of 1933, as amended, (“Securities Act”) unless the intention to do so is expressly indicated.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (“Audit Committee”) is comprised of four independent directors and operates under a written charter adopted by the Board of Directors. Each member of the Audit Committee meets the independence requirements of NASDAQ and the Exchange Act.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee reviewed and discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company’s independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

Based on the Audit Committee’s discussions with management and the independent accountants and its review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended March 31, 2006 filed with the Commission.

John P. Brogan  Charles J. Bayer  John M. Dodds  Daniel R. Mullen

Pursuant to Item 7(d)(3)(v) of Schedule 14A promulgated by the Commission, the information set forth under “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulation 14A or 14C, other than as provided in Item 7 of Schedule 14A, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. Such information will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent we specifically incorporate it by reference.

PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on the Company’s Common Stock for the period March 31, 2001 through March 31, 2006 with the cumulative total return on the Dow Jones US Equity Market and the Dow Jones US Transportation Average. The comparison assumes that $100 was invested on March 31, 2001 in the Company’s Common Stock and in each of the comparison indices. The graph reflects the closing price of the Common Stock trading on NASDAQ on March 31, 2002, 2003, 2004, 2005 and 2006.

EXECUTIVE OFFICERS OF THE COMPANY

The Company’s executive officers are:

Name	Age *	Office

Edward J. Shoen	57	Chairman of the Board, President, and Director
William E. Carty	79	Director
John M. Dodds	69	Director
Charles J. Bayer	66	Director
John P. Brogan	62	Director
Daniel R. Mullen	65	Director
M. Frank Lyons	70	Director
James P. Shoen	46	Director
Gary B. Horton	62	Treasurer of AMERCO and Asst. Treasurer of U-Haul
Rocky D. Wardrip	48	Assistant Treasurer of AMERCO
Mark V. Shoen	55	President of U-Haul Phoenix Operations
John C. Taylor	48	Director and Executive V.P. of U-Haul
Ronald C. Frank	65	Executive V.P. of U-Haul Field Operations
Mark A. Haydukovich	49	President of Oxford Life Insurance Company
Carlos Vizcarra	59	President of Amerco Real Estate Company
Richard M. Amoroso	47	President of Republic Western Insurance Company
Jason A. Berg	33	Principal Accounting Officer of AMERCO
Robert T. Peterson	55	Controller of U-Haul
Laurence J. DeRespino	45	General Counsel

* Ages are as of June 30, 2006.

See “Election of Directors” for information regarding Edward J. Shoen, William E. Carty, Charles J. Bayer, James P. Shoen, John M. Dodds, John P. Brogan, Daniel R. Mullen and M. Frank Lyons.

Gary B. Horton has served as Treasurer of the Company since 1982 and Assistant Treasurer of U-Haul since 1990. He has been associated with the Company since 1969.

Rocky D. Wardrip has served as Assistant Treasurer of the Company since 1990. He has been associated with the Company since 1978 in various capacities within accounting and treasury operations.

Mark V. Shoen has served as a Director of the Company from 1990 until February 1997. He has served as a Director of U-Haul from 1990 until November 1997 and as President, Phoenix Operations, from 1994 to present.

John C. Taylor has served as Director of U-Haul since 1990. He has been associated with the Company since 1981. He is presently an Executive Vice President of U-Haul.

Ronald C. Frank has served as Executive Vice President of U-Haul Field Operations since 1998. He has been associated with the Company since 1959.

Mark A. Haydukovich has served as President of Oxford Life Insurance Company (“Oxford”) since June 1997. From 1980 to 1997 he served as Vice President of Oxford.

Carlos Vizcarra has served as President of Amerco Real Estate Company since September 2000. He began his previous position as Vice President/Storage Product Group for U-Haul in 1988.

Richard M. Amoroso has served as President of Republic Western Insurance Company (“RepWest”) since August 2000. He was Assistant General Counsel of U-Haul from 1993 until February 2000. He served as Assistant General Counsel of ON Semiconductor Corporation from February to August 2000.

Jason A. Berg, has served as Principal Accounting Officer of the Company since July 8, 2005. Prior to his appointment he served as Treasurer and Secretary of Oxford. He has been with the Company since 1996.

Robert T. Peterson has served as Controller of U-Haul since joining the Company in November 2002. He has held a number of executive positions in the transportation industry and is presently CFO of U-Haul.

Laurence J. DeRespino has served as General Counsel for the Company since October 2005. He has been an attorney for the Company since 2000.

Edward J., Mark V., and James P. Shoen are brothers. William E. Carty is the uncle of Edward J. and Mark V. Shoen. M. Frank Lyons was married to William E. Carty’s sister and the aunt of Edward J. and Mark V. Shoen until her death in 1992.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AMERCO has engaged in related party transactions, and has continuing related party interests, with certain major stockholders, directors and officers of the consolidated group.

During fiscal 2006, AMERCO purchased $95,104 of refinishing supplies from Space Age Auto Paint Store Inc. Edward J. Shoen, a major stockholder, officer and director of AMERCO, owns Space Age Auto Paint Store Inc.

Samuel J. Shoen, the son of Edward J. Shoen, is employed by U-Haul as project group supervisor. Mr. Shoen was paid an aggregate salary and bonus of $109,470 for his services during fiscal 2006.

During fiscal 2006 subsidiaries of the Company held various unsecured notes of SAC Holdings. Substantially all of the equity interest of SAC Holdings is controlled by Blackwater, which is wholly owned by Mark V. Shoen, a significant shareholder and executive officer of the Company. The Company does not have an equity ownership interest in SAC Holdings, except for minority investments made by RepWest and Oxford in a SAC Holdings-controlled limited partnership which holds Canadian self-storage properties. The Company received cash interest payments of $11.2 million from SAC Holdings during fiscal 2006. The notes receivable balance outstanding at March 31, 2006 was, in the aggregate, $203.7 million. The largest aggregate amount outstanding during the fiscal year ended March 31, 2006 was $203.7 million.

Interest accrues on the outstanding principal balance of junior notes of SAC Holdings that the Company holds at a stated rate of basic interest. A fixed portion of that basic interest is paid on a monthly basis. Additional interest is paid on the same payment date based on the amount of remaining basic interest and the cash flow generated by the underlying property. This amount is referred to as the “cash flow-based calculation.”

To the extent that this cash flow-based calculation exceeds the amount of remaining basic interest, contingent interest is paid on the same monthly date as the fixed portion of basic interest. To the extent that the cash flow-based calculation is less than the amount of remaining basic interest, the additional interest payable on the applicable monthly date is limited to the amount of that cash flow-based calculation. In such a case, the excess of the remaining basic interest over the cash flow-based calculation is deferred. In addition, subject to certain contingencies, the junior notes provide that the holder of the note is entitled to receive payments upon, among other things, the sale of such property by SAC Holdings.

The Company currently manages the self-storage properties owned or leased by SAC Holdings, Mercury, 4 SAC, 5 SAC, Galaxy, and Private Mini Storage Realty (“Private Mini”) pursuant to a standard form of management agreement, under which the Company receives a management fee of between 4% and 10% of the gross receipts plus reimbursement for certain expenses. The Company received management fees, exclusive of expenses, of $22.5 million from the above mentioned entities during fiscal 2006. This management fee is consistent with the fee received for other properties the Company previously managed for third parties. SAC Holdings, 4 SAC, 5 SAC, Galaxy, and Private Mini are substantially controlled by Blackwater. Mercury is substantially controlled by Mark V. Shoen. James P. Shoen, a significant shareholder and director of AMERCO, has an interest in Mercury.

At March 31, 2006, subsidiaries of SAC Holdings, 4 SAC, 5 SAC, Galaxy and Private Mini acted as U-Haul independent dealers. The financial and other terms of the dealership contracts with the aforementioned companies and their subsidiaries are substantially identical to the terms of those with the Company’s other 13,950 independent dealers. During fiscal 2006, the Company paid the above mentioned entities $36.8 million in commissions pursuant to such dealership contracts.

RepWest and Oxford currently hold a collective 46% limited partnership interest in Securespace Limited Partnership (“Securespace”), a Nevada limited partnership. A SAC Holdings subsidiary serves as the general partner of Securespace and owns a 1% interest. Another SAC Holdings subsidiary owns the remaining 53% limited partnership interest in Securespace. Securespace was formed by SAC Holdings to be the owner of various Canadian self-storage properties.

During fiscal 2006, the Company leased space for marketing company offices, vehicle repair shops and hitch installation centers owned by subsidiaries of SAC Holdings, 5 SAC and Galaxy. Total lease payments pursuant to such leases were $2.7 million, during fiscal 2006. The terms of the leases are similar to the terms of leases for other properties owned by unrelated parties that are leased to the Company.

SAC Holdings was established in order to acquire self-storage properties which are being managed by the Company pursuant to management agreements. The sale of self-storage properties by the Company to SAC Holdings has in the past provided significant cash flows to the Company and the Company’s outstanding loans to SAC Holdings entitle the Company to participate in SAC Holdings’ excess cash flows (after senior debt service). However, in connection with SAC Holdings’ issuance of the New SAC Holdings Notes to AMERCO’s creditors in AMERCO’s Chapter 11 proceeding, certain SAC Holdings notes payable to the Company were satisfied thereby extinguishing the “cash flow-based calculation”.

Management believes that its sales of self-storage properties to SAC Holdings in the past has provided a unique structure for the Company to earn moving and rental revenues and management fee income from SAC Holdings self-storage properties the Company manages and to participate in SAC Holdings’ excess cash flows as described above.

In August 2005, RepWest completed the sale of three storage properties to 5 SAC and the sale of nineteen storage properties to Amerco Real Estate Company (“Real Estate”) for approximately $50.5 million. The gains realized by RepWest were recorded directly to additional paid-in capital. The purchase price was based upon existing re-purchase agreements management believes were consummated on terms equivalent to those that prevail in arm’s-length transactions.

In October 2005, Oxford completed the sale of three storage properties to 5 SAC, one storage property to Real Estate and was fully repaid by U-Haul on a mortgage note secured by twenty-five storage properties. These transactions totaled approximately $38.0 million. The gains realized by Oxford were recorded directly to additional paid-in capital. The purchase price was based upon existing re-purchase agreements management believes were consummated on terms equivalent to those that prevail in arm’s-length transactions.

EMERGENCE FROM CHAPTER 11

On June 20, 2003, AMERCO filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. Amerco Real Estate Company also filed a voluntary petition for relief under Chapter 11 on August 13, 2003. The other subsidiaries of AMERCO were not included in either of the filings. On March 15, 2004, we emerged from Chapter 11 (less than nine months from our petition date) with full payment to our creditors while preserving the interests of our stockholders.

DERIVATIVE ACTION

The disclosure in this section is required by the federal securities laws because the plaintiff, Paul F. Shoen, is the brother of one or more directors, officers and 5% stockholders.

On September 24, 2002, Paul F. Shoen filed a derivative action in the Second Judicial District Court of the State of Nevada, Washoe County, captioned Paul F. Shoen vs. SAC Holding Corporation et al., CV02-05602, seeking damages and equitable relief on behalf of AMERCO from SAC Holdings and certain current and former members of the AMERCO Board of Directors, including Edward J. Shoen, Mark V. Shoen and James P. Shoen as defendants. AMERCO is named a nominal defendant for purposes of the derivative action. The complaint alleges breach of fiduciary duty, self-dealing, usurpation of corporate opportunities, wrongful interference with prospective economic advantage and unjust enrichment and seeks the unwinding of sales of self-storage properties by subsidiaries of AMERCO to SAC Holdings in prior years. The complaint seeks a declaration that such transfers are void as well as unspecified damages. On October 28, 2002, AMERCO, the Shoen directors, the non-Shoen directors and SAC Holdings filed Motions to Dismiss the complaint. In addition, on October 28, 2002, Ron Belec filed a derivative action in the Second Judicial District Court of the State of Nevada, Washoe County, captioned Ron Belec vs. William E. Carty, et al., CV 02-06331 and on January 16, 2003, M.S. Management Company, Inc. filed a derivative action in the Second Judicial District Court of the State of Nevada, Washoe County, captioned M.S. Management Company, Inc. vs. William E. Carty, et al., CV 03-00386. Two additional derivative suits were also filed against these parties. These additional suits are substantially similar to the Paul F. Shoen derivative action. The five suits assert virtually identical claims. In fact, three of the five plaintiffs are parties who are working closely together and chose to file the same claims multiple times. These lawsuits falsely alleged that the AMERCO Board lacked independence. In reaching its decision to dismiss these claims, the court determined that the AMERCO Board of Directors had the requisite level of independence required in order to have these claims resolved by the Board. The court consolidated all five complaints before dismissing them on May 28, 2003. Plaintiffs appealed and, on September 12, 2005, the Nevada Supreme Court heard oral arguments. The parties are awaiting a ruling.

RELATIONSHIP WITH INDEPENDENT AUDITORS

BDO Seidman, LLP served as our principal independent accountants for the fiscal years ended March 31, 2004, 2005 and 2006 and the Audit Committee has selected BDO Seidman, LLP to audit AMERCO’s financial statements for fiscal 2007. Representatives of BDO Seidman, LLP may be present at the Meeting. The following table shows the fees that AMERCO and its consolidated entities paid or accrued for the audit and other services provided by BDO Seidman, LLP for fiscal 2006 and 2005.

	March 31, (in thousands)
	2006	2005
Audit fees	4,116	4,004
Audit-related fees	54	45
Tax fees	-	-
All other fees	-	-
Total	4,170	4,049

Audit Fees. This category includes the audit of AMERCO’s annual financial statements and the effectiveness of internal control over financial reporting as of fiscal year end, review of financial statements included in AMERCO’s Form 10-Q quarterly reports, and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by U.S. jurisdictions and the preparation of an annual “management letter” on internal control matters.

Audit-Related Fees. This category consists of assurance and related services provided by BDO Seidman, LLP that are reasonably related to the performance of the audit or review of AMERCO’s financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include benefit plan audits and other accounting consulting.

Each year, the Audit Committee approves the annual audit engagement in advance. The Audit Committee also has established procedures to pre-approve all non-audit services provided by the independent accountants. All fiscal 2006 non-audit services listed above were pre-approved. The Audit Committee has determined that the provision of services by BDO described in the preceding paragraphs were compatible with maintaining BDO’s independence as the Company’s principal accountant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership of, and transactions in, the Company’s securities with the Securities and Exchange Commission. Such directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms received by it, the Company believes that during fiscal 2006, all Section 16(a) filings applicable to its directors, officers and 10% stockholders were filed on a timely basis, except that the Form 3 for Barbara Smith-Campbell in connection with her appointment to the Advisory Board on October 5, 2005 was filed late.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

For inclusion in the proxy statement and form of proxy relating to the 2007 Annual Meeting of Stockholders, a stockholder proposal intended for presentation at that meeting must be submitted in accordance with the applicable rules of the Commission and received by the Secretary of AMERCO, c/o U-Haul International, Inc., 2721 North Central Avenue, Phoenix, Arizona 85004, on or before March 16, 2007. Proposals to be presented at the 2007 Annual Meeting of Stockholders that are not intended for inclusion in the proxy statement and form of proxy must be submitted by that date and in accordance with the applicable provisions of the Company’s Bylaws, a copy of which is available upon written request, delivered to the Secretary of AMERCO at the address in the preceding sentence. The Company suggests that proponents submit their proposals to the Secretary of AMERCO by Certified Mail-Return Receipt Requested. If we do not receive notice of any proposal within the time frame specified by our Bylaws and applicable SEC rules, proxy holders may use their discretionary authority to vote the shares they represent as the Board recommends.

OTHER MATTERS

A copy of the Company’s Annual Report for the fiscal year ended March 31, 2006 is enclosed with this Proxy Statement. The Annual Report is not to be regarded as proxy solicitation material.

With respect to Company shareholders’ meetings following the 2006 Annual Meeting of Stockholders, the Company anticipates furnishing proxy materials to shareholders by posting such materials on an Internet web site and providing shareholders with notice of the availability of such materials, once such means for distribution becomes permissible under applicable regulations. At that time, hard copies of such materials will also be available to shareholders on request, at no cost.

THE COMPANY WILL PROVIDE TO EACH STOCKHOLDER OF RECORD ON THE RECORD DATE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2006, INCLUDING THE REQUIRED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES. WRITTEN REQUESTS FOR THIS INFORMATION SHOULD BE DIRECTED TO: MANAGER, FINANCIAL REPORTING, U-HAUL INTERNATIONAL, INC., P.O. BOX 21502, PHOENIX, ARIZONA 85036-1502.

EXHIBIT A

AMERCO 2006 ANNUAL MEETING OF STOCKHOLDERS

August 25, 2006

Reno, Nevada

MEETING PROCEDURES

In fairness to all stockholders attending the 2006 Annual Meeting, and in the interest of an orderly meeting, we ask you to honor the following:

A.  Admission to the meeting is limited to stockholders of record or their proxies. Stockholders of record voting by proxy will not be admitted to the meeting unless their proxies are revoked, in which case the holders of the revoked proxies will not be permitted to attend the meeting. The meeting will not be open to the public. The media will not be given access to the meeting through the proxy process.

B.  Cameras and recording devices of all kinds (including stenographic) are prohibited in the meeting room.

C.  After calling the meeting to order, the Chairman will require the registration of all stockholders intending to vote in person, and the filing of all proxies with the teller. After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions, or revocations of proxies will be accepted. (Bylaws, Article II, Section 9)

D.  The Chairman of the meeting has absolute authority to determine the order of business to be conducted at the meeting and to establish rules for, and appoint personnel to assist in, preserving the orderly conduct of the business of the meeting (including any informal, or question-and-answer, portions thereof). (Bylaws, Article II, Section 9)

E.  When an item is before the meeting for consideration, questions and comments are to be confined to that item only.

F.  Pursuant to Article II, Section 5 of the Company’s Bylaws, only such business (including director nominations) as shall have been properly brought before the meeting shall be conducted.

Pursuant to the Company’s Bylaws, in order to be properly brought before the meeting, such business must have either been (1) specified in the written notice of the meeting given to stockholders on the record date for such meeting by or at the direction of the Board of Directors, (2) brought before the meeting at the direction of the Board of Directors or the Chairman of the meeting, or (3) specified in a written notice given by or on behalf of a stockholder on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such stockholder, in accordance with all of the following requirements.

(a)  Such notice must have been delivered personally to, or mailed to and received at, the principal executive office of the corporation, addressed to the attention of the Secretary no later than March 23, 2006.

(b)  Such notice must have set forth:

(i)  a full description of each such item of business proposed to be brought before the meeting and the reasons for conducting such business at such meeting,

(ii)  the name and address of the person proposing to bring such business before the meeting,
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(iii)  the class and number of shares held of record, held beneficially, and represented by proxy by such person as of the record date for the meeting,

(iv)  if any item of such business involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) pursuant to Section 14 of the Exchange Act, as amended, or any successor thereto (the “Exchange Act”), and the written consent of each such nominee to serve if elected,

(v)  any material interest of such stockholder in the specified business,

(vi)  whether or not such stockholder is a member of any partnership, limited partnership, syndicate, or other group pursuant to any agreement, arrangement, relationship, understanding, or otherwise, whether or not in writing, organized in whole or in part for the purpose of acquiring, owning, or voting shares of the corporation, and

(vii)  all other information that would be required to be filed with the SEC if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Exchange Act.

No business shall be brought before any meeting of the Company’s stockholders otherwise than as provided in this Section. The Chairman of the meeting may, if the facts warrant, determine that any proposed item of business or nomination as director was not brought before the meeting in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the improper item of business or nomination shall be disregarded.

G.  At the appropriate time, any stockholder who wishes to address the meeting should do so only upon being recognized by the Chairman of the meeting. After such recognition, please state your name, whether you are a stockholder or a proxy for a stockholder, and, if you are a proxy, name the stockholder you represent. All matters should be concisely presented.

H.  A person otherwise entitled to attend the meeting will cease to be so entitled if, in the judgment of the Chairman of the meeting, such person engages in disorderly conduct impeding the proper conduct of the meeting against the interests of all stockholders as a group. (Bylaws, Article II, Section 6)

I.  If there are any questions remaining after the meeting is adjourned, please take them up with the representatives of the Company at the Secretary’s desk. Also, any matters of a personal nature that concern you as a stockholder should be referred to these representatives after the meeting.

J.  The views, constructive comments and criticisms from stockholders are welcome. However, it is requested that no matter be brought up that is irrelevant to the business of the Company.

K.  It is requested that common courtesy be observed at all times.

 Our objective is to encourage open communication and the free expression of ideas, and to conduct an informative and meaningful meeting in a fair and orderly manner. Your cooperation will be sincerely appreciated.

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